EXHIBIT 99.1

Seven Arts Entertainment Receives NASDAQ Staff Determination;
Intends to Request Hearing

LOS ANGELES, CA--(Marketwire -08/03/12)- Seven Arts Entertainment Inc. (SAPX) (the “Company”) today announced that it has received notice from the NASDAQ Listing Qualifications Staff indicating that the Staff has determined to delist the Company’s securities from NASDAQ.  The Company plans to request a hearing before the Listing Qualifications Panel, which will stay any action arising from the Staff’s determination until the Panel renders a decision subsequent to the hearing.  For additional information, please refer to the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on August 3, 2012.

About Seven Arts Entertainment Inc.:

Seven Arts Entertainment Inc. is the successor to Seven Arts Pictures Plc, which was founded in 2002 as an independent motion picture production and distribution company engaged in the development, acquisition, financing, production and licensing of theatrical motion pictures for exhibition in domestic (i.e., the United States and Canada) and foreign theatrical markets, and for subsequent worldwide release in other forms of media, including home video and pay and free television.  The information contained in this release is as of August 3, 2012.  Seven Arts assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.